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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



     Date of Report  (Date of earliest event reported) -- January 25, 1996


                                 MAPCO INC.
             (Exact name of registrant as specified in its charter)



     Delaware                     1-5254                   73-0705739
-----------------             --------------           -------------------
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


                 1800 South Baltimore Avenue
                      Tulsa, Oklahoma                            74119
--------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code            (918) 581-1800



                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

      On January 25, 1996, MAPCO Inc. issued the following press release:

Garrett County Maryland, January 25, 1996: Mettiki Coal Corporation, a wholly-owned subsidiary of MAPCO COAL Inc., has finalized the negotiation of one of the largest coal supply contracts ever awarded by The Virginia Electric & Power Company. The 2.25-million-ton-per-year contract is a 10-year coal supply agreement to begin in January 1997 for Virginia Power's Mount Storm Power Station located in Mt. Storm, West Virginia. Virginia Power, the trade name for Virginia Electric & Power company, is a subsidiary of Dominion Resources Inc. and serves 1.9 million customers in Virginia and North Carolina.

Mettiki, located in Garrett County, Maryland, is one of the county's largest employers with 270 full time employees, of which 30 percent live in West Virginia. The deep mine utilizes longwall mining methods producing 70 percent of Maryland's total annual coal production.

The economic benefits of this 10-year contract will be felt in both Maryland and West Virginia. Currently, Mettiki's operation has an annual economic impact of about $55 million. The regional annual economic impact is approximately $25 million into Maryland and $15 million into West Virginia. The transportation arrangements for this contract are still being evaluated.

MAPCO COAL Inc. also operates coal production and transloading facilities in Kentucky, Illinois, Virginia and Indiana. Joseph W. Craft III, President of MAPCO COAL, said, "The Virginia Power/Mettiki fuel supply agreement is an example of the types of creative partnerships that MAPCO COAL will be seeking to grow our company in the future."

Charlie Wesley, Vice President of Operations at Mettiki stated that, "The employees at Mettiki are champions and are the foundation which will make MAPCO COAL a championship company."

An operating subsidiary of MAPCO Inc., MAPCO COAL produces and markets bituminous steam and metallurgical coal. MAPCO Inc. is a diverse energy company with two principal operating subsidiaries in addition to MAPCO COAL. MAPCO NATURAL GAS LIQUIDS operates natural gas liquids and ammonia pipelines, fractionation and storage facilities and produces and markets natural gas liquids and fertilizers. MAPCO PETROLEUM operates refineries and retail marketing networks through the Mid-South and Alaska Systems.

MAPCO press releases are also available through the Internet:
http:\\www.mapcoinc.com

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         None.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               MAPCO INC.



                       By:     /s/ James N. Cundiff
                       Name:   James N. Cundiff
                       Title:  Assistant General Counsel and Assistant Secretary




Date:  February 1, 1996





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